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                                                                       EXHIBIT 5

                           ROSENFELD, MEYER & SUSMAN

                                  [LETTERHEAD]


                               November 21, 1995


California Beach Restaurants, Inc.
17383 Sunset Boulevard, Suite 140
Pacific Palisades, CA 90272

         Re:     CALIFORNIA BEACH RESTAURANTS, INC. REGISTRATION STATEMENT ON
                 FORM S-1

Gentlemen:

         You have requested our opinion as counsel for California Beach Restaurants, Inc., a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,004,282 shares of common stock, par value $.01 (the "Shares"), of the Company which may be sold from time to time by the Selling Shareholders named under the heading "Selling Shareholders" in the Prospectus forming a part of the Registration Statement on Form S-1 proposed to be filed with the Securities and Exchange Commission on November 21, 1995.

         In connection therewith, we have examined originals or photostatic or certified copies of such documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion expressed herein. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

         In rendering our opinion herein, we have assumed the satisfaction of the following conditions: the issuance by any necessary regulatory agencies of appropriate permits, consents, approvals, authorizations and orders relating to





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California Beach Restaurants, Inc.
November 21, 1995
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the offering and sale of the Shares in their respective jurisdictions; the
Registration Statement being declared effective; and the sale of the Shares in the manner set forth in the Registration Statement and pursuant to said permits, consents, approvals, authorizations and orders.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares are, and when sold in the manner set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

         This opinion is addressed solely to the Company and no one else has the right to rely upon it, nor may anyone release it, quote from it or employ it in any transaction other than those discussed herein without our written consent. However, we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement.

                                           Very truly yours,


                                           /s/ ROSENFELD, MEYER & SUSMAN
                                           ----------------------------------
                                               ROSENFELD, MEYER & SUSMAN

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